SEAGRAPE SQUARE LEASE AGREEMENT

      THIS LEASE, dated this day of , 1994 by and between Karl D. Griffin, Trustee (the "Landlord"), by its agent William Branch, whose address is P.O. Box 263, Jupiter, FL. 33468-0263 (checks payable to Seagrape Square), and Admiralty Bank, a state chartered banking corporation (the "Tenant").


                                  ARTICLE I
                            BASIC LEASE PROVISIONS

                             W I T N E S S E T H:

SECTION 1.01 -- LEASED PREMISES

(A) In consideration of the rents, covenants, conditions and agreements hereafter reserved and contained on the part of the Tenant to be observed and performed, the Landlord demises and lets to the Tenant, and Tenant rents from the Landlord, those certain premises now existing or hereafter to be erected in Seagrape Square Shopping Center on that part of the South 769.80' of the SW 1/4 of the NW 1/4 of Section 6, Township 41 S., Range 43 E., lying North of Indiantown Road (SR 706), LESS the West 812.50' thereof, and more specifically described as unit No. 201 & 202, 185 East Indiantown Road, Jupiter, Florida, 33477.

(B) The premises extend to the exterior faces of all exterior walls and to the center line (C/L) of walls separating the premises in the same building (complex) not demised under this lease.

(C) Together with the appurtenances specifically granted in this lease, including the non-exclusive use in common with others of the Common Areas as herein more fully provided, but reserving and excepting to the Landlord (i) the use of (a) the exterior faces of the exterior walls, (b) the roof, (c) the lower surface of the floor slab of any higher floor, and (ii) the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the premises in locations which will not materially interfere with Tenant's use thereof and serving other parts of the building (complex) containing the demised premises.

SECTION 1.02 -- LENGTH OF TERM

The term of this lease shall be for five (5) years and zero (O) months. *see option.

SECTION 1.03 -- COMMENCEMENT OF TERM

The term of this lease shall commence on June 15, 1994 and end on June 14, 1999 unless sooner terminated. The Tenant's obligation to pay rent shall commence on October 15, 1994 and end on June 14, 1999 unless sooner terminated.



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SECTION 1.04 -- COMMENCEMENT OTHER THAN THE FIRST DAY OF A MONTH

Should the term of this lease and the tenant's obligation to pay rent commence on a day other than the first day of a month (except as provided under Section 1.03, then the term of this lease shall continue in force and effect for the period from the Commencement Date hereof to the first day of the calendar month next succeeding, plus the period of the term set forth in Section 1.02 hereof; provided, however that the tenant shall pay rent for the fractional month on a per diem basis (calculated on the basis of a 365 day year) and same shall be paid in equal monthly installments on the first day of each and every month in advance. All other monthly payments hereunder shall likewise be calculated and paid on such per diem basis for any fractional month.

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                                  ARTICLE II
                                     RENT

SECTION 2.01 -- FIXED MINIMUM ANNUAL RENT

Tenant agrees to pay to Landlord throughout the full term of this lease, without demand, set-off or deduction, but subject to adjustments for increases in the cost of living, as hereinafter set forth, an annual guaranteed minimum rent of eighteen thousand dollars ($18,000), payable in equal monthly installments (the "Basic Monthly Rent ") of $1,500, in advance on the first (1st) day of each calendar month of the term, to the Landlord s managing agent at P.O. BOX 263, JUPITER, FL. 33468-0263 (PAYABLE TO SEAGRAPE SQUARE), or at such other place Landlord may from time to time designate in writing.

SECTION 2.02 -- LEASE YEAR

The term "lease year" as used herein shall mean consecutive twelve month periods commencing on each January 1 during the term of this lease. In the event that the term of this lease commences on a date other than January 1 or expires on a date other than December 31, the first and last years shall be partial lease years, and in such case, the partial lease year shall commence on the Commencement Date of the term of this lease and expire on December 31 next following, and the last partial lease year shall commence on the last January 1st occurring during the term of this lease and shall expire on the expiration date of this lease.

SECTION 2.03 -- COST OF LIVING INCREASES IN FIXED MINIMUM RENT

In view of the fluctuating purchasing power of the dollar, the parties hereto, desiring to adjust the rent hereunder to such purchasing power, agree that for each lease year of this lease succeeding the first lease year ("Base Year"), the Basic Monthly Rent (hereinafter called BMR) shall be


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adjusted so as to reflect as nearly as possible such fluctuations. Such adjustments shall be on the basis of any increase in the cost of living as reported in the Consumers Price Index-All Items for All Urban Consumers (1982-84= 100) for the United States (the "Index"), published by the Bureau of Labor Statistics of the United States Department of Labor, between the level of the index in effect for the third calendar month prior to the Commencement Date of this lease (the "Base Level") and the index level in effect for the third calendar month prior to January 1 of each year of and during the term of this lease (for each such year the "Adjustment Level").

The BMR for each lease year during the term of this lease after the Base Year shall be adjusted on the first day of January by multiplying the sum of $18,000 for each such lease year by a fraction, the numerator of which shall be the Adjustment Level, and the denominator of which shall be the Base Level. As soon as possible after publication of all statistics necessary for calculation of the adjusted BMR applicable to any lease year of this lease after the Base Year, Landlord shall compute the amount of adjusted BMR to be paid during such lease year and shall notify Tenant thereof in writing, setting forth the manner in and statistics upon. which adjusted BMR was computed. Said adjustments may result in an increase over the prior lease year's BMR, but shall never decrease below the rental originally provided for.

If the amount of the adjusted BMR payable in any lease year after the Base Year has not or cannot be computed by the due date of the first installment thereof, Tenant shall continue to pay monthly installments of BMR at the rate applicable during the preceding lease year until the amount of the new installment has been computed. If the new installment shall be greater than those during the preceding year, Tenant shall pay the deficiency with the installment next maturing, and if the new installment shall be less, tenant shall be allowed to deduct such overage from the installment next maturing.

If the compilation and/or publication of the index shall be transferred to any other department, bureau or agency of the U.S. Government, or if the Bureau shall adopt a successor index, the index published for such successor or transferee shall be adopted and used as a standard for computing adjustments to the BMR, adjusted to the BMR of $1,500. This CPI adjustment will not apply during any lease year where the annual CPI increase is less than 3%.

SECTION 2.04 -- TAXES

(A) Tenant agrees to pay to Landlord any sales or use tax or excise tax imposed or levied against rent or any other charge or payment required hereunder to be made by Tenant which has been imposed or may be levied by any governmental agency having jurisdiction there over.

(B) Tenant shall pay as additional rent hereunder, during the original term hereof and any extension thereof, a prorata share of all ad valorem and real estate taxes levied or assessed against, and of all assessments for public improvements benefitting the site containing the demised premises. Upon receipt of each tax bill (disregarding any discounts or penalties) for any tax or assessment against the property, Landlord shall advise Tenant in writing of the amount of


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such tax or assessment, and Tenant's prorata portion thereof payable by Tenant to Landlord, and Tenant shall pay such portion to Landlord together with and as a part of the monthly installment of BMR next becoming due. If the term of this lease does not commence on the first day of a calendar year and end on the last day of a calendar year, Tenant's share of any such tax or assessment for the year in which the lease term commences shall be prorated from the Commencement Date, and Tenant's share of any such tax or assessment for the year in which the lease term ends shall be prorated to the date upon which the lease term ends.

Reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any real estate taxes shall be added to and included in the amount of any such real estate taxes. Such taxes as are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of the Tenant, provided, however that in the, event that Tenant shall have paid any amount of additional rent pursuant to this section and Landlord shall thereafter receive a refund of any portion of any real estate taxes on which such payment shall have been based, Landlord shall pay to Tenant an appropriate portion of such refund, Landlord shall have no obligation to contest, object or litigate the levying or imposition of any real estate taxes and may settle, compromise, consent to, waive or otherwise determine in its sole discretion any real estate taxes without consent or approval of Tenant.

SECTION 2.05 -- INSURANCE PREMIUMS

During the original term and any extensions or renewals thereof, Tenant shall pay to Landlord, as additional rent hereunder, Tenant's proportionate share of all costs and expenses of Landlord, in maintaining insurance on the buildings and the land (including all improvements thereto) such as, but not limited to: fire and extended coverage and such other insurance covering all hazards and perils included within customary "all risks" coverage, said insurance to be on a full value repair or replacement basis, as determined by Landlord; flood insurance, rent insurance and such other insurance as may be required by Landlord's mortgagee; comprehensive general liability in an amount to be determined by Landlord but not less $1,000,000.00 per occurrence. Tenant shall also pay to Landlord, in addition to and together with Tenant's prorata share of normal insurance costs and expenses, the entire amount of any extraordinary or additional premium for insurance occasioned by or resulting from Tenant's use of the premises.

SECTION 2.06 -- SHOPPING CENTER OPERATING COSTS

During the original term and any extensions or renewals thereof, Tenant shall pay to Landlord, as additional rent, Tenant's prorata share of the costs paid or incurred by Landlord in managing, operating, maintaining and repairing the buildings, and any addition thereto, and in managing, operating and maintaining the land, including without limitation, parking areas, driveways, walkways, lighting, landscaping, irrigation, drainage, security and reserves for roof replacement and parking lot repaving in the Seagrape Square Shopping Center Complex.



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Such costs shall include, without limitation, all costs of: providing utilities, drainage, sewage and utility facilities and equipment not serving exclusively the premises nor serving exclusively any other tenant. At all times Landlord shall allow to the Tenant the benefit of all warranties, if any, from workman and suppliers that have performed work or services to the complex.

The Tenant's prorata share of all costs and expenses referred to in this Article shall be as indicated in Section 2.07 below. A budget for the Base Year itemizing estimated costs and expenses due under provisions of Sections 2.04, 2.05, 2.06 and any other applicable Sections of this lease, including a statement of Tenant's prorata share of such costs and expenses is annexed hereto and made a part of this lease. Tenant shall pay to Landlord with each installment of Basic Monthly Rent, additional rent equal to 1/12th of Tenant's annual prorata share of the estimated costs and expenses, based on the budget therefor. Such budget may be modified by Landlord at its sole discretion quarterly during each calendar year on January l, April l, July l, and October l, to reflect Landlord's experience and reasonably anticipated costs and the actual costs of such items in past quarters and, provided Landlord has given Tenant notice of such amended budget at least five (5) days prior to the effective date of such amendment, which shall be the first day of the quarter. Tenant shall pay its prorata share of the amended budget monthly, beginning on the first day of such quarter, together with Basic Monthly Rent and sales tax. Such an amended budget shall constitute an amendment to this lease but shall not require the consent of or execution by the Tenant.

SECTION 2.07 -- TENANT'S PRORATA OR PROPORTIONATE SHARE

Tenant and Landlord hereby agree that the gross leasable square footage of the premises is 1,500 square feet and the gross leasable area of the buildings in Seagrape Square at the, Commencement Date is 48,750 square feet. As used in this lease the term "Tenant's Prorata or Proportionate Share" shall mean 3.07692% of the respective item, so long as there are no additions to the building(s), then such term shall mean a fraction of the respective item, the numerator of which fraction shall be the gross leasable square footage of the premises and the denominator of which shall be the then gross leasable square footage of floor area of the building and/or additional buildings or additions constructed on the land.

SECTION 2.08 -- PARKING AND COMMON AREAS

In addition to the demised premises, Tenant shall have the right to non-exclusive use of all facilities furnished by Landlord in Seagrape Square and designated for the general use, in common, with Landlord, other tenants, and the guests, employees and invitees of same, subject to the terms and conditions of this lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord. The parking area shall be provided with adequate lighting and shall be maintained in good condition by Landlord, and Landlord shall have the right at any time to change or modify the design and layout of the parking area(s).



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The common areas shall be subject to the exclusive control and management of
Landlord, who shall have the right to establish, modify, change and enforce from time to time rules and regulations with respect to the common areas so long as such rules are not discriminatory against Tenant; and Tenant agrees to abide and conform with such rules and regulations. Tenant further agrees that it and officers and employees will park their vehicles only in such areas as Landlord may from time to time designate for employee parking, which areas may be within or without the area adjacent to the demised premises. Tenant agrees that it will, within five (5) days after written request by Landlord, furnish to Landlord the state automobile license numbers assigned to its vehicles and those of its employees. Vehicles belonging to Tenant or Tenant's employees which violate a restriction to park in designated areas may be towed away by Landlord at the cost of Tenant or Landlord may charge Tenant a daily rate of $10.00 per day for any such vehicle parked in the common areas other than the designated employee parking area.

In the event that Landlord deems it necessary to prevent the acquisition of public rights in and to the site, Landlord may from time to time temporarily close portions of the common areas, and may erect private boundary markers or take such steps as deemed appropriate for that purpose. Such action shall not constitute or be considered an eviction or disturbance of Tenant's quiet possession of the premises. Neither the parking area nor any other part of the common areas shall be used by Tenant, or any agent or employee of Tenant, for any advertising, political campaigning or other similar use, including, without limitation, the dissemination of advertising or campaign leaflets or flyers.

SECTION 2.09 -- LICENSE

All common areas and facilities not within the leased premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if such license be revoked, or if the amount of such areas are diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or dimunition or abatement of rent, nor shall such revocation or dimunition of such areas be deemed constructive or actual eviction.

SECTION 2.10 -- ADDITIONAL RENT

In order to give Landlord a lien of equal priority with Landlord's lien for rent, and for no other purpose, any and all sums of money or charges required to be paid by Tenant under this lease, whether or not the same be so designated, shall be considered "Additional Rent". If such amounts or charges are not paid at the time provided in this lease, they shall nevertheless, if not paid when due, be collectible as additional rent will, the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charges as the same become due and payable hereunder, or limit any other remedy of the Landlord.

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                                  ARTICLE III
                        CONSTRUCTION OF LEASED PREMISES

SECTION 3.01 -- LANDLORD'S WORK AND TENANT'S WORK

Landlord agrees that it will supply, tit its own expense, its standard store (space) as more particularly set forth in Exhibit "A", annexed hereto and made a part hereof.

Tenant agrees, at its own cost and expense, to perform all other work as more particularly described in Exhibit "A".

SECTION 3.02 -- CHANGES AND ADDITIONS TO BUILDINGS

Landlord hereby reserves the right at any time to build additional stories onto and/or perform alterations to the building in which the premises are contained, and to build adjoining the same. Landlord also reserves the right to construct other buildings or improvements, including, but not limited to, structures for motor vehicle parking, and Tenant agrees to cooperate with Landlord in permitting Landlord to accomplish such construction, if any.

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                                  ARTICLE IV
                         CONDUCT OF BUSINESS BY TENANT

SECTION 4.01 -- USE OF PREMISES

Tenant, its successors and assigns, shall use the premises exclusively for the purpose of operating a full service bank and for no other uses or purpose whatsoever, and further agrees to conduct its business in the premises under the name of or trade name of Admiralty Bank, and no other name, except as may be first approved by Landlord in writing.

SECTION 4.02 -- TENANT SHALL/SHALL NOT

Tenant shall comply with all laws, ordinances, rules and regulations of governmental authority respecting the use, operation and activities of the premises (including sidewalks, street approaches, drives, entrances and other common areas serving the premises); maintain the show windows, if any, in a neat and clean condition and shall keep the walkways adjacent to the premises clean and free from rubbish.

Tenant shall not permit any unlawful, improper or offensive use of the premises, common areas, or such other areas, or any part thereof, nor permit any nuisance thereon; make any use of the


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premises which would make void or voidable any policy of insurance covering the premises or common areas; burn any trash of any kind in or about the premises; permit rubbish, refuse or garbage to accumulate; permit any fire or health hazard to exist, upon or about the premises; leave premises vacant or suffer or permit any waste or mistreatment thereof.

                                                           _____LL     _____TN


                                   ARTICLE V
                               SECURITY DEPOSIT

5.01 -- AMOUNT OF DEPOSIT

Tenant, contemporaneously with the execution of this lease, has deposited with Landlord, and Landlord hereby acknowledges receipt of a $3,975 irrevocable standby letter of credit, which shall be held by Landlord, without accrual of interest, as security for the faithful performance by Tenant of all the terms of the lease by Tenant to be observed and performed. Said deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the express prior written consent of Landlord, and any such act on the part of the Tenant shall be without force and effect and shall not be binding upon the Landlord.

At the option of the Landlord, each time that the monthly installment of Basic Monthly Rent shall increase, the Landlord may demand that the Tenant promptly pay Landlord, as additional security deposit, twice the amount of any increase in the said monthly installment of Basic Monthly Rent, such additional sums to be added to the security deposit held hereunder.

SECTION 5.02 -- USE AND RETURN OF DEPOSIT

If any of the rents herein reserved or any other sum payable by Tenant to Landlord hereunder shall be overdue or unpaid, or should Landlord make payments on behalf of the Tenant, or if Tenant shall fail to perform any of the terms of this lease, then Landlord, at its option and without prejudice to any other remedy which Landlord may have on account thereof, may appropriate and supply said entire deposit, or so much thereof as may be necessary to compensate Landlord, toward the payment of any rent or additional sum due hereunder or to any loss or damage sustained by Landlord due to such breach on the part of Tenant; and Tenant shall forthwith upon demand restore said security deposit to the origin sums deposited. Should Tenant comply with all of the terms and promptly pay all of the rentals and all other sums payable by Tenant to Landlord as they become due, said deposit shall be returned in full to Tenant at the end of the term. In the event of Bankruptcy or other creditor debt proceedings against Tenant, the security deposit shall be deemed to be first applied to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.


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SECTION 5.03 -- TRANSFER OF DEPOSIT

Landlord may deliver the security and any other deposit made hereunder by Tenant to the purchaser of Landlord's interest in the property in the event that such interest be sold or otherwise conveyed, and thereupon Landlord shall be discharged from any further liability with respect to such deposit; and this provision shall also apply to any subsequent transferee of Landlord.

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                                  ARTICLE VI
              SIGNS, MERCHANDISE DISPLAY, ALTERNATIONS AND LIENS

SECTION 6.01 -- SIGNS

Tenant shall not place or suffer to be placed or maintained upon any exterior door, roof, wall or window of the premises any sign, awning, canopy or advertising matter or any thing of any kind, and will not place or maintain any freestanding standard within or upon the common area or the premises immediately adjacent thereto, without first obtaining Landlord's express prior written consent. Signage shall include a standard sign showing business hours. Tenant also agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved by Landlord in good condition and repair at all times and to remove the same at the end of this lease, as and if requested by Landlord. Upon removal thereof, Tenant agrees to repair any damage caused by such installation and/or removal. Tenant shall provide Landlord with a copy of a bona fide contract for signage over his/her space, complying with Landlord's sign specifications and prior approval, within 60 days after the commencement date of this lease or the effective date of any approved assignment or sub-lease requiring a change in signage. The new proposed signage must be in place no later than 120 days from such commencement or transfer date, or at its option, Landlord may demand an increase in the Basic Monthly Rent (BMR) payable under this lease, by an amount not to exceed 10% of the BMR in effect immediately prior to such election by Landlord.

SECTION 6.02 -- MERCHANDISE DISPLAY

Tenant shall not have the right to display any merchandise in showcases or other installations on the exterior of the premises, nor shall Tenant maintain any loud speaker, voice-making or other sound projection device in such a manner as to be audible to anyone outside of the premises. In addition, Landlord shall have the right to approve or disapprove any merchandise display, whether within or without the premises, which is visible from the exterior of the premises.


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SECTION 6.03 -- ALTERATIONS

Tenant shall not make any alterations or addition to the premises, including the installation of air-conditioning or the installation of any floor covering other than carpeting, without Landlord's prior written consent. Any alteration or addition made shall remain on and be surrendered with the premises on expiration or termination of the lease, except the Landlord can elect within thirty (30) days before, or within ten (90) days after expiration or termination of the term of the lease, to require Tenant to remove any alterations or addition that Tenant or its assignor has made to the premises, including remote teller, ATM, etc.

If Landlord so elects, Tenant at its own cost shall restore the [)remises to the condition designated by Landlord in its election, before the last day of the term, or within thirty (30) days after notice of election is given, whichever is later.

SECTION 6.04 -- LIENS

Tenant agrees that it will make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes or other work done by Tenant to the premises and further agrees to indemnify and hold harmless the Landlord from and against any and all such costs and liabilities incurred by Tenant, and against any and all mechanic's, material man's or laborer's liens arising out of or from such work or the cost thereof which may be asserted, claimed or charged against the premises or the principals of Seagrape Square. Notwithstanding anything to the contrary in the lease, the interest of Landlord in the premises shall not be subject to liens for improvements made by or for Tenant, whether or not the same shall be made or done in accordance with an agreement between Landlord and Tenant, and it is specifically understood and agreed that in no event shall Landlord or the interest of the Landlord in the premises be liable for or subjected to any mechanic's, material man's or laborer's liens for improvements made by Tenant or for which Tenant is responsible for payment under terms of this agreement. All persons dealing with Tenant are hereupon placed upon notice of this provision. In the event any notice or claim of lien shall be asserted of record against the interest of Landlord in the premises or Seagrape Square on account of or growing out of improvement or work done by or for Tenant, or any person claiming by, through or under Tenant, or for improvements or work the cost of which is the responsibility of Tenant, Tenant agrees to have such notice or claim of lien canceled and discharged of record as a claim against the interest of Landlord in the premises or Seagrape Square (either by law) within ten (10) days after notice to Tenant by Landlord, and in the event Tenant shall fail to do so, Tenant shall be considered in default under this lease. Upon execution of this agreement, Landlord and Tenant shall execute a Memorandum of this lease (at the option of the Landlord), said Memorandum to be recorded in the public records of Palm Beach County, State of Florida, setting forth the provisions of this
Section 6.04. Tenant shall notify all contractors and sub-contractors that this notice is recorded in and for the records of Palm Beach County ORB:6556, Page:
1578.

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                                  ARTICLE VII
                 REPAIRS, MAINTENANCE AND ACCESS BY LANDLORD

SECTION 7.01 -- RESPONSIBILITY OF LANDLORD

Landlord shall not be called upon and shall have no obligation to make any repairs, improvements or alterations whatsoever to the premises. Landlord shall maintain the exterior walls (but not glass, plate glass, windows, doors or painting) in good repair, and shall keep the roof of the buildings water tight; provided, however, that Landlord shall not be required to make any repairs to the roof or any other part of the premises until notice of the need for such repairs is given to the Landlord by Tenant, and it is understood and agreed that Landlord shall not be responsible to the Tenant for any damage Tenant may sustain by a leak in the roof, windows, walls or pipes or for any damage on account of windstorm, hurricane, fire or otherwise. Also, Landlord shall not be liable for or required to make any repairs, or perform any maintenance to or upon the premises, which are required by, related to, or which arise out of negligence, fault, misfeasance or malfeasance of and by Tenant, its employees, agents, invitees, licensees or customers, in which event Tenant shall be responsible therefor. Tenant agrees to pay to Landlord Tenant's proportionate share of all costs and expenses whatsoever of maintaining the roof (including reserves for replacement thereof, in accordance with generally accepted accounting practices) and exterior walls of the building as aforesaid.

SECTION 7.02 -- RESPONSIBILITY OF TENANT

Tenant shall service, keep and maintain the interior of the premises including all plumbing, wiring, piping, heating and cooling equipment, and fixtures, doors, (including closers), windows, equipment and appurtenances, and the air conditioning fixtures and equipment on the exterior of the premises, in good and substantial repair during the entire term of this lease and shall replace all glass in the windows and doors broken during the lease term, but such agreement of Tenant shall not apply to any damage caused by fire or other casualty which is covered (except for any applicable deductible, which will be the Tenant's responsibility to pay) standard fire, extended coverage and other perils insurance. Tenant agrees to make repairs promptly as they may be needed at its own expense, and at the end of the term of this lease Tenant shall deliver up the premises in a broom-clean condition with all glass and all windows and doors intact. Tenant shall pay during the term of this lease a prorata share of an air-conditioning maintenance and service contract selected by Landlord to service all units in the Seagrape Square complex. At all times, the Landlord shall give the Tenant the benefit of any warranties from workmen and suppliers who have performed or delivered work, services or material to the complex.

In the event Tenant does not keep and maintain the premises to Landlord's satisfaction or make the said repairs or replacements within a ten (10) day period after notice from Landlord, or in case of repair which, for cause beyond Tenant's control, cannot with due diligence be cured


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within said allotted period of ten days, if Tenant shall not have promptly after notice commenced such repairs and thereafter diligently prosecuted same to completion, within a reasonable time, then Landlord may, in addition to any other remedies it may have under law or this lease, enter upon the premises and maintain the premises and/or make the said repairs or replacements itself; as the case may be, and charge the cost thereof to Tenant plus 20% for overhead as additional rent hereunder together with interest at the rate of 18% from the date of expenditure by Landlord to the date of payment by Tenant.

SECTION 7.03 -- ACCESS BY LANDLORD

Landlord or its representatives shall have the right at any reasonable time to enter upon the premises, in accordance with Federal and State banking regulations, for the purpose of inspection and to make or cause to be made any repairs or otherwise to protect its interest, but the right of the Landlord to enter, repair or do anything else to protect its interest, or the exercise or failure to exercise said right, shall in no way diminish Tenant's obligations or enlarge Landlord's obligations under this lease, or affect any right of Landlord, or create any duty or liability by Landlord to Tenant or any third party. Landlord may, within ninety (90) days next preceding the expiration of the term, enter to place and maintain notices, forletting, free from hindrance or control of Tenant, and to show the premises to prospective tenants thereof at times which will not unreasonably interfere with business of Tenant. If Tenant shall vacate the premises during the last month of the term of this lease, Landlord shall have the unrestricted right to enter same after Tenants moving to commence preparations for the succeeding tenant or for any other purpose whatsoever, without affecting Tenant's obligations to pay rent for the full term.

                                                           _____LL     _____TN


                                 ARTICLE VIII
                  CASUALTY, INSURANCE, AND ASSUMPTION OF RISK

SECTION 8.01 -- CASUALTY

If the premises are rendered untenable by fire or other casualty, Landlord shall have the option of terminating this lease or rebuilding the premises by first giving written notice to Tenant within thirty (30) days after occurrence of such casualty. If Landlord elects to rebuild, the premises will be restored to their former condition within 120 working days from date of such election (otherwise Tenant shall have the option to cancel this lease), during which time the payment of rent shall abate for such untenable space. If lease is canceled by either party, the rent shall be paid to and adjusted as of the date of such casualty, and the term of this lease shall be of no further force or effect and Landlord shall be entitled to sole possession of the premises.

Whether or not Landlord is required or elects to restore the premises as provided in this section, Landlord shall not be required to compensate Tenant or to restore: alterations made by Tenant, Tenant's improvements, Tenant's trade fixtures or Tenant's personal property, such excluded property being the sole responsibility of Tenant to restore or insure for such hazards at its own cost and expense.

SECTION 8.02 -- INSURANCE

The Landlord shall obtain the insurance for which Tenant makes required payments to Landlord as provided in Section 2.05 herein. Landlord shall not be liable for injury caused to any person or property by reason of the failure of Tenant to perform any of its covenants or agreements hereunder, nor for such damages or injury caused by reason of any defect in the premises now or in the future existing, or for any damages or injuries caused by reason of any present or future defect in the plumbing, wiring or piping of the premises. Tenant agrees to indemnify and hold harmless Landlord from and against any and all loss, damage, claim, demand, liability or expense by reason of any damage or injury to persons (including loss of life) or property which may arise or be claimed to have arisen as a result of or in connection with the occupancy or use of the premises by Tenant. Tenant shall, at its expense, provide and maintain in force, during the entire term of this lease, and any extension or renewal hereof, comprehensive general liability insurance with limits of coverage of not less than $500,000 for any property damage or loss from any one accident, and not less than $1,000,000 for injury to any one person from any one accident. Each policy of such insurance shall name as the insured thereunder, Landlord and Tenant. During the lease term, Tenant shall provide, at its own expense, plate glass insurance providing full coverage replacement of destroyed or damaged glass in or upon the premises. The original of each such policy of insurance or certified duplicates thereof issued by the insuring organization shall be delivered by Tenant to Landlord on or before 10 days prior to occupancy of the premises by Tenant.

SECTION 8.03  -- ASSUMPTION OF RISK

All property belonging to Tenant or any occupant of the leased premises of Seagrape Square shall be there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

SECTION 8.04 -- INCREASE IN FIRE INSURANCE PREMIUM

Tenant agrees that it will not keep, use, sell or offer for sale in or upon the leased premises any article which may be prohibited by the standard form of fire and extended risk or liability insurance policy. Tenant agrees to promptly pay any increase in premiums for such insurance that may be charged during the term of this lease on the amount of insurance which may be carried by Landlord on said premises or the building of which they are a part, resulting from the type of merchandise sold by Tenant in the leased premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the leased premises, a letter or schedule issued by the organization making the insurance rate on the leased premises or a letter from an organization that refused to insure because of the use by Tenant, shall be conclusive evidence of same. Tenant agrees to promptly make, at Tenant's cost, any repairs, alterations, changes and/or improvements to equipment in the leased premises required by the company issuing Landlord's fire insurance so as to avoid the cancellation of, or the increase in premiums for said insurance. In the event Tenants occupancy and use of the leased premises causes any increase of premium for the fire, boiler and/or casualty rates on the leased premises or any part thereof above the rate for the least hazardous type of occupancy legally permitted on the premises, the Tenant shall pay the additional premium on the fire, boiler and/or casualty insurance policies by reason thereof. The Tenant shall also pay in such event, any additional premium on the rent insurance policy that may be carried by the Landlord for its protection against rent loss through fire or other casualty. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect and shall be due from and payable by Tenant when rendered, and the amount thereof shall be deemed to be additional rent.

                                                           _____LL     _____TN


                                  ARTICLE IX
                                QUIET ENJOYMENT

SECTION 9.01 -- QUIET ENJOYMENT

Landlord covenants that so long as Tenant pays the rent reserved in this lease and performs its agreements hereunder, Tenant shall have the right to quietly enjoy and use the premises for the term hereof, subject only to the provisions of this agreement.

                                                           _____LL     _____TN


                                   ARTICLE X
                           ASSIGNMENT AND SUBLETTING

SECTION 10.01 -- ASSIGNMENT AND SUBLETTING

Tenant shall not assign this lease nor any rights hereunder, nor let or sublet all or any part of the premises, nor suffer or permit any person or corporation to use any part of the premises, without first obtaining the express prior written consent of Landlord which consent Landlord may arbitrarily withhold. A copy of any proposed assignment or sub-lease must be submitted to Landlord. Should Landlord consent to such assignment or to a sub-lease of all or any part of the premises, Tenant does hereby guarantee payment of all rent herein reserved until the expiration of the term hereof, and no failure of the Landlord to promptly collect from any assignee or subtenant, or any extension of the time for the payment of such rents, shall release or relieve Tenant from its guaranty or obligation of payment of such rents. No acceptance by the Landlord from other than the Tenant of any payment due hereunder shall be construed a consent by Landlord to any assignment or subletting by the Tenant, or give the Tenant any right to permit another to occupy any portion of the premises except as herein expressly provided.

                                                           _____LL     _____TN


                                  ARTICLE XI
                                   UTILITIES

SECTION 11.01 -- UTILITIES

Tenant shall pay all costs and expenses for gas, water, electricity, cooling, sewerage and any and all other utilities furnished to or used in connection with the premises for any purpose whatsoever during the term of this lease, promptly as each thereof shall become due and payable.

The cost of trash and/or garbage collection shall be paid directly by Tenant to the person or entity performing such removal service ("Removal Contractor"), or Landlord may, at its sole option, elect to contract for trash and/or garbage removal for any individual Tenant, several Tenants, or all Tenants (hereunder called "Participants"). If Landlord so elects, the Participants shall pay a "fair share" of the costs thereof, such "fair share" to be determined as follows:

The Removal Contractor, based on its expertise, shall make a determination as to the requirements for disposal for each individual Participant and the cost thereof. The "fair share" shall be the percentage (%) that each Participant's cost bears to the total cost of all Participants, multiplied times the actual cost of the contract. Such amounts shall be payable under the terms of this lease, and shall be in addition to common area maintenance expense.

It shall be the Tenants sole responsibility to place all garbage and trash from their respective premises in a dumpster or trash bin, if any, provided by Landlord or Removal Contractor which has been designated for use by Tenant. Otherwise, it is to be placed on appropriate days for pick-up in approved containers as required by Removal Contractor. No trash or garbage shall be allowed to collect upon or about the premises except in a dumpster or other approved receptacles on scheduled pick-up days. No dumpster or other receptacles shall be placed on parking or other common areas, except at authorized designated places on scheduled days, without prior written approval of Landlord. in the event Tenant should place any refuse material in an unapproved area or outside, the approved receptacle, Landlord may, two (2) days after verbally notifying Tenant, have said refuse removed and Tenant shall make prompt payment for all the costs of said removal.

                                                           _____LL     _____TN
                                      15

                                  ARTICLE XII
                               DEFAULT OF TENANT

SECTION 12.01-- DEFAULT OF TENANT

In the event Tenant shall (a) fail to make any rental or other payment due hereunder within ten (10) days after the same shall become due, or in the event;
(b) a petition in bankruptcy (including Chapter X and Chapter XI bankruptcy proceedings or any other reorganization proceedings under the Bankruptcy Act) be filed by the Tenant, or be filed against the Tenant, and such petition is not dismissed within thirty (30) days from the filing thereof, or in the event Tenant is adjudged a bankrupt; or, (c) an assignment for the benefit of creditors is made by Tenant; or, (d) of an appointment by any court of a receiver or other court officer of Tenant's property and such receivership is not dismissed within thirty (30) days from such appointment; or (e) Tenant removes, attempts to remove, or permits to be removed from the leased premises, except in the usual course of trade, the goods, furniture, effects or other property of the Tenant brought thereon; or, (f) Tenant before the expiration of the term hereof and without the written consent of the Landlord, vacates the leased premises or abandons the possession thereof, or uses the same for purposes other than the purpose for which the same are leased, or ceases to use the leased premises for the purposes herein expressed; or, (g) an execution or other legal process is levied upon the goods, furniture, effects or other property of Tenant brought on the leased premises, or upon the interest of Tenant in this lease, and the same is not satisfied or dismissed within ten (10) days from such levy or process; or, the breach or fail to perform any of the agreements herein other than the agreement to pay rent, and shall fail to cure such breach within ten (10) days after written notice from Landlord, then Landlord in any such event shall have the options as follows:

SECTION 12.02 -- REMEDIES OF LANDLORD

Landlord shall have the immediate right to re-enter the leased premises, either by summary proceedings, by force or otherwise, and to dispossess Tenant and all other occupants therefrom and remove and dispose of all property therein in the manner provided in the third paragraph of this Section, all without service of any notice of intention to re-enter and with or without resort to legal process (which Tenant expressly waives), and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Landlord shall also have the right, at its option, to terminate this lease upon ten (10) days prior written notice to Tenant, and to thereupon re-enter and take possession of the said premises with or without legal process. In the event on any such default or breach, Landlord shall have the right, at its option, from time to time, without terminating this lease, to re-enter and relet the premises, or any part thereof, with or without legal process, as the agent and for the account of Tenant upon such terms and conditions as Landlord may deem advisable or satisfactory, in which event the rents received on such re-letting shall be applied first to the expense of such re-letting and collection including, but not limited to, necessary renovation and alterations of the leased premises, reasonable attorney's fees, any real estate commissions paid, and thereafter toward payment of all sums due or to become due Landlord hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (I) at Landlord's option, Tenant shall pay Landlord any deficiency monthly, notwithstanding Landlord may have received rental in excess of the rental stipulated in this lease in previous or subsequent months, and Landlord may bring an action therefor as such monthly deficiency shall arise, or (II) at Landlord's option, the entire deficiency, which is subject to ascertainment for the remaining term of this lease, shall be immediately due and payable by Tenant. Nothing herein, however, shall be construed to require Landlord to re-enter and re-let in any event. The Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a re-letting of said premises in excess of the rent provided in this lease.

In the event of any such default or breach, the Landlord shall have the right, at its option, to declare the rents for the entire remaining term and other indebtedness, if any, immediately due and payable without regard to whether or not possession shall have been surrendered to or taken by Landlord, and may commence action immediately thereupon and recover judgement therefor.

The Landlord, in addition to other rights and remedies it may have, shall have the right to remove all or any part of the Tenant's property from said premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Tenant and the Landlord shall not be responsible for the care or safekeeping thereof, and the Tenant hereby waives any and all loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

No such entry or taking possession of said leased premises by Landlord shall be construed as an election on Landlord's part to terminate this lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times thereafter, elect to terminate this lease for such previous default or breach. Any such re-entry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry. The delivery of keys to Landlord or any employees of Landlord or the Landlord's agent or any employee thereof, shall not operate as a termination of this lease or surrender of the premises. Any and all sums due under this lease from Tenant to Landlord and not paid on the date due shall bear interest from the date due at the rate of eighteen per-cent (18%) per annum until fully paid; and if any payment of rent is not received within ten (10) days after the date due, Tenant shall be charged a penalty of $25.00 per week or fraction thereof for each week of such delinquency.

The remedies for which provision is made in this Article XII shall not be exclusive and any and all rights, remedies and options given in this lease to Landlord shall be cumulative and in addition to and without waiver of or in derogation of any right or remedy given to it under any law now or hereafter in effect. In any event, and irrespective of any option exercised by Landlord, Tenant agrees to pay and the Landlord shall be entitled to recover all costs and expenses incurred by Landlord, including reasonable attorney's fees, in connection with collection of rent or damages or enforcing other rights of Landlord in event of a breach or abandonment by Tenant. Tenant hereby expressly waives any and all rights of redemption, if any, granted by or under any present or future law in the event Tenant shall be evicted or dispossessed for any cause, or event Landlord shall obtain possession of the premises by virtue of the provisions of this lease, or otherwise.

                                                           _____LL     _____TN



                                 ARTICLE XIII
                              WAIVER OR ESTOPPEL

SECTION 13.01 --  WAIVER OR ESTOPPEL

The failure of Landlord to insist, in any one or more instances, upon strict performance of any covenants or agreements of this lease, or exercise any option of Landlord herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant, agreement or option, but the same shall continue and remain in full force and effect. Receipt of rent by Landlord, with knowledge of the breach of any covenant or agreement hereof, shall not be deemed a waiver of such breech and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord. Any acceptance of rent or other such payment in a lesser amount than is herein required to be paid by the Tenant, regardless of any endorsement of any check or any statement m any letter accompanying the payment of the same shall not be construed as an accord and satisfaction or in any manner other than as a payment on account by the Tenant. No waiver by the landlord in respect to any other Tenant shall constitute a similar waiver in favor of Tenant.

                                                           _____LL     _____TN



                                  ARTICLE XIV
                         ATTORNMENT AND SUBORDINATION

SECTION 14.01 -- ATTORNMENT AND SUBORDINATION

All rights and interests of Tenant hereunder are and shall be and remain subject, subordinate and inferior to all mortgages, heretofore or hereafter given and encumbering the premises, or any part thereof, and shall likewise be subordinate and inferior to all renewals, modifications, consolidations, replacements and extensions of any such mortgage, and the right of the holder of any such mortgage shall at all times be and remain prior and superior to all rights and interests of Tenant. This provision shall operate as a subordination agreement with respect to all such mortgages and all renewals, modifications, consolidations, replacements and extensions thereof. If the holder of any such mortgage or any person, firm or corporation agreeing to not take a loan secured by a mortgage on the premises shall require confirmation of any subordination for which provision is herein made or a separate subordination agreement with respect to any mortgage transaction, Tenant shall execute such confirmation or subordination agreement in the form required by such mortgage holder or other person, firm or corporation agreeing to make a loan secured by a mortgage on the premises, and the execution of the same shall not diminish or affect the liability of Tenant hereunder or of any other party responsible for or guaranteeing the obligations of Tenant under this lease.

                                                           _____LL     _____TN


                                  ARTICLE XV
                                 CONDEMNATION

SECTION 15.01 -- CONDEMNATION

All compensation awarded for any such taking by, or conveyance to, any public or quasi-public authority by reason of any act of such authority for which damages are payable, shall be the property of the Landlord, whether such damage shall be awarded as compensation for dimunition in the value or the leasehold or to the fee of the demised premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for trade fixtures or for loss of business "good will", depreciation or injury to and cost of removal of stock in trade, but only if such awards shall be made by the condemnation court or by the condemnor in addition to, and shall not result in a reduction of, the award for the land and buildings so taken.

                                                           _____LL     _____TN

                                  ARTICLE XVI
                                 MISCELLANEOUS

SECTION 16.01 -- NOTICES

All notices shall be in writing and any notice by Tenant to Landlord must be served by certified or registered mail, postage prepaid, addressed to Landlord or the agent of Landlord at the address first herein above given or at such other address as Landlord or its agent may designate by written notice. After commencement of the term hereof any notice by Landlord to Tenant shall be served by first class mail, postage prepaid, addressed to Tenant tit the leased premises or at such other address as Tenant shall designate by written notice or by delivery by Landlord to the leased premises or to such other address. Prior to the commencement of the term hereof such notice may be given by Landlord by such mail or delivery at the following address: Admiralty Bank, 185 E. Indiantown Rd., Jupiter, FL. 33477, or
________________________________________________________________.

Notice shall be deemed to be properly given if addressed to Tenant at its last known address, if such first class mail is refused or otherwise not delivered.

SECTION 16.02 -- DEPOSITS AND ADVANCES

Any funds paid by Tenant to Landlord as a deposit or advance pursuant to the terms of this lease, or any exhibit, addendum or modification hereto, may be commingled with other funds of Landlord and need not be placed in trust, deposited in escrow or otherwise held in a segregated account. In addition if any sums of money shall become payable by Tenant to Landlord pursuant to the terms of agreement, or any exhibit, addendum or modification hereto, or by a law, ordinance or regulation affecting this agreement, Landlord shall have the right to apply any deposits or advances theretofore made by Tenant against sums due by Tenant to Landlord.

SECTION 16.03 -- CAPTIONS AND SECTION NUMBERS

The captions, section numbers, article numbers and index appearing in this lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this lease nor in any way affect this lease.

SECTION 16.04 -- BROKERAGE

Tenant warrants and represents that it has not dealt with any broker in connection with this lease or the premises, and agrees to defend, indemnify and hold the Landlord harmless from and against any and all claims for brokerage fees and commissions by any broker claiming to have dealt with him in connection with this lease. Landlord warrants and represents that William Branch is the only broker it has dealt with in connection with this lease or the premises and agrees to defend, indemnify and hold the Tenant harmless from and against any and all claims for brokerage fees and commissions by any other broker claiming to have dealt with it in connections with this lease.

SECTION 16.05 -- RECORDING

Tenant shall not record this lease, but upon the request by the Landlord, both parties shall execute and deliver a notice of memorandum of lease, in a form satisfactory to Landlord and appropriate for recording; the costs of such notices of memorandum shall be borne by the Landlord.

SECTION 16.06 -- MERCHANT'S ASSOCIATION

If Landlord so requests, Tenant shall become and remain a member in good standing of any merchant's association existing or which may be organized in Seagrape Square and shall abide by any rules or regulations promulgated by such association. Tenant shall contribute annually to the cost and expense of operating said merchant's association a sum equal to 25 cents per annum for each square foot of gross floor area in the premises, which sum will be upwardly adjusted in each year by the percent of rise from the Basic Monthly Rent to the adjusted Basic Monthly Rent for each year pursuant to Section 2.03 herein. Tenants whose occupancy is limited to professional office use are not required to be a member of the Merchant's Association, but shall contribute the sum required as above, in this section in support thereof.

SECTION 16.07 -- INFESTATION AND FUMIGATION

If necessary to vacate the premises for fumigation or other similar treatment for termites, insects, etc., Tenant, after a minimum of 14 days prior written notice, shall vacate the premises for the required time for such treatment to be performed. If such treatment does not exceed 3 days and 4 nights (excluding any preparation time performed on the common areas, and not materially interfering with the business operations of Tenant), it shall be without any rent abatement. Any longer period shall abate the current rent for such additional period on a pro-rata per diem basis. Tenant shall permit exterminator access to premises as required by law or regulations regarding such treatment.

SECTION 16.08 -- ENTIRE AGREEMENT

Tenant agrees that Landlord has not made any statement, promise or agreement or taken upon itself any engagement whatsoever, verbally or in writing in conflict with the terms of this lease, or which in any way modifies, varies, alters, enlarges or invalidates any of its provisions. This lease sets forth the entire understanding between Landlord and Tenant, and shall not be changed, modified or amended except by an instrument in writing signed by the party against whom the enforcement of any such change, modification or amendment is sought. The covenants and agreements herein contained shall bind, and the benefits and advantages hereof shall inure to, the respective heirs, legal representatives, successors and assigns of Landlord and Tenant.

Whenever used, the singular number Shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders. The headings set forth in this lease are for ease of reference only, and shall not be interpreted to modify or limit the provision hereof. This agreement shall be construed in accordance with the laws of the state of Florida. Should any provisions of this lease and/or its conditions be illegal or not enforceable under the laws of said

State, it or they shall be considered severable, and the lease and its conditions shall remain in force and be binding upon the parties as though said provisions had never been included.

SECTION 16.09 -- RADON AND OTHER

Florida Statutes, Section 404.056(8) requires the following disclosure:

     Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon testing may be obtained from a county public health unit.

                                                           _____LL     _____TN


                                 ARTICLE XVII
                                   ADDENDUM

SECTION 17.01 -- ADDENDUM

The following addendum (exhibits) annexed hereto, comprise an integral part of this lease.

          Exhibit "A" consisting of 3 pages.

          Exhibit "B" Sign Specs consisting of 1 page.

          Exhibit "C" Budget consisting of 1 page.

          Exhibit "D" Option consisting of 1 page.

          Exhibit "E' Drawing of modifications consisting of 1 page.


                                                           _____LL     _____TN

      IN WITNESS WHEREOF, Landlord and Tenant have caused this lease to be executed as required by law on this, the day and year first above written.

Signed, sealed and delivered
in the presence of:


                                    LANDLORD:

/s/Carol Branch                     /s/ William W. Branch
-------------------------           ---------------------------------
                                    William W. Branch


------------------------            ---------------------------------


                                    TENANT:

/s/                                 /s/Keith Duffy
------------------------            ---------------------------------
                                    Keith Duffy

                                    Admiralty Bank
------------------------            ----------------------------------

                                  EXHIBIT "A"

                             SEAGRAPE SQUARE LEASE
                   DESCRIPTION OF LANDLORD'S & TENANT'S WORK
LANDLORD'S WORK
A: Common Facilities
      1 Sidewalks, parking lot, drives, roads, landscaping, paving, drainage, outdoor lighting and directional and locational signs.

B: Utilities

      1.    Sanitary sewer lines
      2.    Water lines w/separate meters
      3.    Electric Service
            a. wired conduit from meter to panel (meter installation and hookup by tenant).
            b.    circuit breaker panel
            c. wall receptacles; wired conduits, switches and fixtures for bathroom, rear entrance & suspended ceiling.
            d.    conduit & box for time clock (wiring & clock by tenant).

      4.    Telephone
            a.    empty conduit from terminal cabinet to premises

      5.    Heat & A/C
            a. Central system w/ducts, grills & thermostat Landlord to warranty A/C system for 60 days.

C.    Building

      1. Basic bldg shell consisting of structural steel & concrete frame; concrete slab & concrete and frame exterior walls

      2.    Exterior finishes of stucco, frame siding & glass fronts

      3. Interior finishes of concrete floors; steel bar joists; metal studs w/drywall, steel rear doors; bathroom fixtures:

      4. Other: suspended ceiling with acoustical tile panels. Lessee accepts in "as-is" condition

TENANT'S WORK

A. All work required to complete and place the demised premises in finished condition for opening of business or occupancy, except that work described herein as Landlord's Work, is to be done exclusively by Tenant at Tenant's sole expense. Included in such work, but without limitation is: All work proposed by Tenant, as shown in Tenant's plan sketch, drawings, plans and specifications, and which shall have and require prior written approval of Landlord. Tenant is to provide permits, inspections and approval thereof by all necessary governmental agencies, and furnish copies thereof to Landlord.

B.    Store interior finish work

      1.    Floor-finished floor covering

      2.    Walls-interior painting & decorating

      3. Electrical-completion of all necessary requirements and equipment not provided by Landlord. Payment of all deposits for service; installation of meter in meter room.

      4. Telephone-provide all necessary equipment for needs. All service must be via conduit to the terminal cabinet. Conduits and wires to be concealed in ceiling & wall space.

      5. Trade fixtures & equipment as required.

      6. Water and sewer -- payment of turn-on charges and other deposits required for use thereof. Tenant shall also pay for any extra amounts required for Landlord to pay to hook-up Tenant to said service caused by Tenant's use of premises that is over and above the standard amount for the typical storefront.

C. Temporary Service -- During the construction period for Tenant's work, Tenant shall pay for all trash removal, water, electrical and other necessary utilities.

D. Tenant's Signs and Graphics -- As required and approved by Landlord. Signs to be installed only in area designated by Landlord.

E. Insurance requirements of Tenant's contractors:

        Kind                                                        Limits
        ----                                                        ------
      1. Workman's Compensation covering all Statutory
         employees who are engaged in any work under the
         contract.                                                 Statutory

      2. Employer's Liability                                     $  100,000

      3. Comprehensive General Liability
         (a)Contractor's public liability
            Bodily injury                                         $1,000,000
            Property damage                                       $  500,000
         The insurance shall include contractual liability to cover the liability assumed by the contract or under the agreement with the Tenant.

4.    Comprehensive auto liability, including owned,
      non-owned and hired vehicles. Bodily injury     $  500,000 ea/person
                                                      $1,000,000 ea/acc
      Property damage                                 $1,000,000 ea/acc

Included in the agreement between the Tenant and his contractor there should be a hold harmless clause running in favor of the Tenant and the Landlord with wording as follows:

     "The contractor shall indemnify and save harmless the Landlord and Tenant against any and all claims and demands for damage to the property of any person, firm or individual or for personal injuries (including death) arising out of, or suffered while engaged in, or caused, in whole or in part, by the execution of the work; he shall well and truly defend the Landlord and Tenant and shall pay all monies awarded for such damages or injuries (including death) as may be sustained, all costs including attorney's fees, and shall obtain a full acquittance and release in favor of the Landlord & Tenant, unless such liability results solely from a the negligence of the Landlord or Tenant or their respective agents or employees."

     The Tenant's contractor shall maintain such insurance at all times during the course of the work which shall be evidenced by a Certificate of Insurance to be issued to the Landlord. The contractor shall name the Landlord as an additional insured under the liability contracts.

     The hold harmless agreement should be noted on the reverse side of the Certificate of Insurance.

     Upon initial occupancy or prior thereto, other than by assignment or sub-lease, Tenant shall cause to be prepared and delivered to Landlord, plans and specifications for construction and improvements of and to the premises. Such plans, etc., and the General Contract for Tenant's improvement and work shall be subject to Landlord's written approval PRIOR TO COMMENCEMENT OF CONSTRUCTION. In the event that Landlord shall disapprove of plans and specifications or the general contractor, either party hereto shall have the option to terminate this lease by notice to the other party delivered within ten (10) days of such disapproval by Landlord; and in the event of such termination, all deposits and prepaid rents shall be refunded to Tenant.

     Existing Conditions -- Both parties acknowledge improvements and conditions of the leased premises as are described herein on page 19 under Landlord's Work, or as otherwise described below:

                  Walls                      Fair, need paint/pch
                  Ceiling                    Fair, need sone tiles
                  Light fixtures             Average
                  Bathroom                   Good
                  Glass                      Average-tinted
                  Partitions                 Back room & bath only
                  A/C & heat                 Average
                  Other                      Normal glass fronts

                                  EXHIBIT "B"

                                SEAGRAPE SQUARE

                              SIGN SPECIFICATIONS


A.    Type of signs approved.

      1. Channel Letters with Plex faces with 1" Trim Cap only.

      2. Formed Plex type letters with type (D) mounting devices.

B. Style of copy for signs.

      1. Any style of letters such or Block or Script.

C. Colors of all signage. (VERY IMPORTANT.) Please read.

      1. All channel letter returns (Letter Cabinets) will only be approved to be finished to match Plex color #Ivory 047-2 by Acrylite Acrylic. These letters will only be used on the darker parts of tile building. The faces will only be approved in the same Plex #047-2 by Acrylite. The (Trim Cap) will only be approved in 1" and will be finished in the same color.

      2. All channel letter returns (Letter Cabinets) will only be approved to be finished to match #456 BR Duranodic Bronze by Spraylat (Lacryl) for aluminum finishes. These letters will only be used on the lighter areas of the building. The faces will only be approved in the Acrylite Acrylic Bronze 311-1, backed by Plexiglass White 7328. The (Trim Cap) will only be approved in 1" and will be finished in the same color to match the Acrylite Acrylic Bronze: 311-1.

D. Color of all Neon.

      1. All Neon will only be approved in (WHITE).

      2. It is not necessary to illuminate signs. This is a Tenant option.

E.    Logo's

      1. Logo will be approved upon submission to the Landlord for their final approval. They may be either illuminated or non-illuminated.

F. Raceways will not be approved. (VERY IMPORTANT.) PLEASE READ.

NOTICE: THERE ARE TWO AREAS OF COLOR FACIAS OF THE CENTER. ITEM C
EXPLAINS BOTH OF THE AREAS OF COLOR TO BE USED.

                                  EXHIBIT "C"

                        SEAGRAPE SQUARE -- BUDGET (1994)
                                (AS OF 4/1/94)

                  ITEM                            ANNUAL COST
                  ----                            -----------
                  Insurance                       $ 18,233.00
                  Taxes (prorated)                  52,000.00
                  Landscape & Maintenance           30,000.00
                  Exterminator & Lawn Spray          1,900.00
                  Plumbing & Sprinklers              4,000.00
                  Air Conditioning Maintenance       3,100.00
                  Parking Lot Maintenance              500.00
                  Electric                           9,800.00
                  Water                              7,800.00
                  Reserves for Roof                  4,500.00
                  Reserves for Asphalt               7,575.00
                  Miscellaneous Expenses             7,000.00
                                                  ===========
                        TOTAL                     $146,108.00


PRICE PER SQUARE FOOT = $3.00

Budget for 1993 was:       $ 133,775.00
Actual expenses were:        134,037.03
                           ------------
      Difference           $ 262.03 ($.00) per sf

Adjustment to 1994 Budget:
      1994 Budget amount   $ 146,108.00
      plus 1993 Over
      budget                     262.03
                           ------------

Adjusted 1994 Budget       $ 146,370.03

1994 CAM PER SQUARE FOOT = $3.00
                           -----

                                  EXHIBIT "D"

                                SEAGRAPE SQUARE

                             OPTION TO RENEW LEASE

OPTION -- The Tenant shall have the option to renew this lease for an additional term of five (5) year(s), with the Basic Monthly Rent (BMR) to be determined by use of the Consumer's Price Index (as described in Section 2.03 of this lease).

     The BMR for the initial 12 month term of such renewal shall be arrived at by multiplication of $1,500.00 by a fraction of which the numerator shall be the level of the index in effect for the third calendar month prior to the commencement date of the new term (which will be the Base Level in the new lease), and the denominator of which shall be the level of the index in effect for the third calendar month prior to commencement date of this lease.

     The BMR for each remaining year of the new term (if any) shall be computed by multiplying the amount of the BMR far the Base Year of the new term (as determined in the preceding paragraph) by a fraction, the numerator of which shall be the level of the Index in effect for the third calendar month prior to each anniversary of the commencement date of the new term, and the denominator of which shall be the Base Level of the new lease.

     Nothing in this option, shall, however, allow the BMR to be less than the BMR in effect for the period immediately preceding the term extended by exercise of this option.

     Such option must be exercised by the Tenant not later than thirty (30) days prior to the expiration of the original term hereof in writing to Landlord or it's authorized agent via Certified Mail, Return Receipt Requested. Landlord may refuse to renew if any rent or other expenses payable by the Tenant is in arrears, or if Tenant is in violation of any covenant contained in this lease.

     If this option is exercised by proper notification from Tenant, this lease shall become the new lease with all the same terms and conditions except for the extended lease termination date will change to June 14, 2004.

                                  EXHIBIT "E"

                           TENANT MODIFICATION PLAN

                                    INDEX
                             SEAGRAPE SQUARE LEASE

      ARTICLE                                   PAGE
      -------                                   ----
      I     Basic Lease Provisions                1
      II    Rent                                  2
      III   Construction of Leased Premises       6
      IV    Conduct of Business by Tenant         6
      V     Security Deposit                      7
      VI    Signs, Merchandise Display,
             Alterations and Liens                8

      VII   Repairs, Maintenance and Access
             by Landlord                          9

      VIII  Casualty, Insurance, Assumption
             of Risk                             11
      IX    Quiet Enjoyment                      12
      X     Assignment and Subletting            12
      XI    Utilities                            13
      XII   Default                              13
      XIII  Waiver and Estoppel                  15
      XIV   Attornment and Subrogation           15
      XV    Condemnation                         16
      XVI   Miscellaneous                        16
      XVII  Addendum                             18

                        EXHIBITS

"A"   Landlord and Tenant's Work                19
"B"   Sign Specifications                       22
"C"   Budget                                    23
"D"   Option                                    24
"E"   Tenant Modification Drawing               25